REVISED AND RESTATED PLAN OF EXCHANGE AGREEMENT


THIS REVISED AND RESTATED PLAN OF EXCHANGE AGREEMENT made this 25thday of July2008, as amended February 2, 2009, by and among ZHONGKE BIOTEC AGRICULTURE
(USA) COMPANY, a Nevada corporation ("Nevada Zhongke"), and SUCCESS MATER INVESTMENT LIMITED, a Hong Kong holding company ("Success") and its subsidiaries, including SHAANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. , A P.R.CHINA'S CORPORATION ("Zhongke"), and majority shareholders of Success, SHAANXI QIN YUAN AGRICULTURE SCIENTIFIC DEVELOPMENT LIMITED. ("QY") (all of which shall be collectively referred to as "Success").

                                  BACKGROUND


Success Mater Investment Limited ("Success" or the "Company") was incorporated on September 17, 2004 in Hong Kong under the Companies Ordinance as a limited Liability Company as a wholly owned foreign enterprise ("WOFE"). The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity.


Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. is a corporation organized under the laws of the P.R. China Approved by the Shaanxi provincial government on May 18, 2004, number 2004 No.40. Zhongke is now held by Shaanxi Qin Yuan Agriculture Scientific Development Limited ("QY") with majority of 98%. Its offices are located in Xian, Shaanxi Province, Peoples Republic of China.

Shaanxi  Qin  Yuan  Agriculture   Scientific   Development  Limited  ("QY")  is
incorporated in 2007 under PR China Law, a vehicle for the purpose of completing Success's merger or acquisition. At the time of execution of this Agreement, QY is 100% owned by the Success, and QY owns 98% of the equity of Zhongke.

Zhongke is a diversified business stock company, mainly dealing with the research of breeding, producing, vending space seeds, space Chinese herbals and the green foods. It currently is engaged in cultivation of a variety of horticultural crops, flowers and vegetation and either holds or is in the process of obtaining patents on a variety of genetically mutated space bred crops, tissues and creams. The Company is also exploring a neutraceutical equivalent to the class of statin drugs currently utilized in the treatment of heart disease.


Nevada Zhongke is a Nevada corporation organized on October 25, 2007.


IT IS THEREFORE AGREED:


                                   ARTICLE I

                        PLAN OF EXCHANGE OF SECURITIES

Nevada Zhongke is a Nevada corporation that has authorized 300,000,000 shares of stock, par value $0.001, 250,000,000 of which are common stock, par value $0.001, $0.001 par value. Immediately prior to the exchange Nevada Zhongke has issued and outstanding1,001,000 shares on a fully diluted basis are currently outstanding. Nevada Zhongke also has authorized 50.000,000 convertible preferred shares, $0.001 par value, of which none have been issued.

The parties hereby propose to have Nevada Zhongke acquire all of the issued and outstanding shares of Success for shares of Nevada Zhongke common stock in exchange for the issuance of 84,999,000 shares (the "Shares") representing 98.8% of the total issued and outstanding, which shares shall be issued to Success Shareholders of record as of the date of this Agreement or its designated beneficiaries. The share exchange shall be on the following terms:


       SECTION 1.1 PLAN OF EXCHANGE. The parties intend to issue sufficient securities such that Success Shareholders shall become the majority holder of securities and therefore control the operations of Nevada Zhongke and the current Success Shareholders shall effectively acquire voting and operational control of Nevada Zhongke through a "reverse acquisition." by way of WOFE set forth in Definition and Clause 1.2 and 2.3 hereafter.

       (a)   Share Exchange.        Nevada  Zhongke shall issue 84,999,000  new
       shares directly to the shareholders of Success, all of whom are citizens and residents of the Peoples Republic of China. In exchange, Success shall transfer to Nevada Zhongke shares totaling 100% of Success, which in turn shall own at least 98% of Zhongke. To the extent permissible under the laws of the People's Republic of China, the 84,999,000 shares issued to Success shall be held in trust for the benefit of the shareholders of Zhongke and the shares shall be divided among the Zhongke shareholders on the basis of their current proportion of Zhongke shares.

       (b)   Increase  in  Authorized  Capital.   Prior to or contemporaneously
       with the closing of this Agreement, Nevada Zhongke will increase its capitalization to 200,000,000 shares of common stock.

       (c) Nevada Zhongke has caused 1,000,000 shares of newly issued common voting shares to be issued from the authorized but unissued shares of Nevada Zhongke at the direction of FirstEver Holdings, Ltd., a Hong Kong corporation or their designees in satisfaction of obligations of Success for legal and consulting fees incurred prior to closing. The shares shall be afforded "piggyback" registration rights whereby the shares will be registered by Nevada Zhongke at Nevada Zhongke expense if Nevada Zhongke registers any other shares. During the first 3 years following the closing, the 1,000,000 shares issued to First Ever or its designees shall not be reverse split or otherwise diluted without first obtaining written consent from First Ever or the designees.


       (c) Registration of Securities. Immediately after the closing of this transaction, Nevada Zhongke will undertake to register up to 2,000,000 of the shares issued by the exchange under the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended. It is the intention of the parties to take steps necessary to permit trading of the securities in the OTC-BB or other stock exchange. The Company will engage experienced securities counsel to advise as to the appropriate forms and compliance for registration and trading of the securities.

       SECTION 1.2 COMPLIANCE WITH CHINESE "WOFE" REGULATIONS. The parties acknowledge that approval from Xi'an City and/or Shaanxi provincial governments in the PRC may be required for transfer by Success to Nevada Zhongke and therefore give advance consent to nominal changes needed for such approval. Provided, however, that the nominal transfer shall not alter the valuation or operations of Zhongke. In that event, all of Zhongke's rights, responsibilities and benefits under this Agreement shall be assigned to and assumed by the WOFE entity. All PRC approvals shall be obtained by as quickly as possible.

       SECTION 1.3 EXEMPTIONS FROM REGISTRATION. The parties hereto intend that the Nevada Zhongke Shares to be issued to the beneficiaries Zhongke Shareholders shall be exempt from the registration requirements of the Securities Act pursuant to Regulation S, Section 4(2) of the Securities Act and the rules and regulations promulgated there under. The parties believe these transactions are private placements within the meaning of the rules and regulations under the Securities Act. Each of these entities separately, and through their intermediaries, had a pre-existing relationship that had existed for at least 30 days. Nevada Zhongke will rely upon the exemptions from registration provided by Regulation S, Section 4(2) and Regulation D of the Securities Act, and on comparable exemptions under the China Corporation Act and the China Securities Act and other state and foreign laws. It is understood that these exemptions are available because the issuances will be made to a de minimus number of sophisticated persons, in transactions not involving a public offering.


       SECTION 1.4 BOARD OF DIRECTORS. The current Board of Directors and the officers and directors of the Nevada Zhongke are:

             Chen Min                   Chair

             Chen Min                   CEO

             Ao Jiang Feng              President, Director
             Ming Zhang                 Secretary

       Charles W. Barkley has served as incorporator and has been empowered to engage in all acts required of the officers to effect the establishment of the corporation, all of which have been completed and the incorporator has now resigned.The Board may hold a meeting in compliance with the notice or waiver of notice requirements of Nevada Zhongke and may then adopt resolutions fixing the size of its Board of Directors at not less than three nor more than nine directors, and may elect a new Board of Directors.

       SECTION 1.5 CLOSING. This AGREEMENT shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements. Closing shall occur when all conditions of closing have been met or are waived by the parties, including all required government approvals. The closing of the Agreement (the "Closing") shall take place in Charlotte, North Carolina, at the offices of attorney Charles Barkley immediately after all conditions have been removed or as soon thereafter as all regulatory approvals have been obtained, or at such other place and time as the parties may otherwise agree.

       SECTION 1.6 DUE DILIGENCE. Each party shall have furnished to the other party certain corporate and financial information to conduct its respective due diligence. If any party determines that there is a reason not to complete the Agreement as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period.

       SECTION 1.7 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Parties herein shall have been true and correct when made and shall be true and correct on and as of the Closing date with the same force and effect as though made on and as of the Closing date. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Nevada Zhongke Stock and the sale of Success Stock pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

       SECTION 1.8 TERMINATION. The AGREEMENT may be terminated by written notice, at any time prior to closing, (i) by mutual consent, (ii) by either party during the due diligence phase, (iii) by either party, in the event that the transaction represented by this PLAN OF EXCHANGE has not been implemented and approved by the proper governmental authorities 90 days from the date of this Agreement, or (iv) if payments scheduled in the Escrow Agreement are not received when occurs. In the event that termination of the PLAN OF EXCHANGE by either or both, as provided above, the PLAN OF EXCHANGE shall become void and there shall be no liability on the part of either party, other than as set forth in 1(a) above.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

Success, QY and Zhongke hereby represent and warrant to Nevada Zhongke that:

       SECTION 2.1 ORGANIZATION. QY is a corporation duly organized validly existing and in good standing under the laws of People's Republic of China, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. Success is a holding company consisting of 100% equity of QY, and QY has 98% equity of Zhongke, a corporation duly organized on September 8, 1988, validly existing and in good standing under the laws of the People's Republic of China, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

 SECTION 2.2 CAPITAL. The authorized capital stock of Zhongke consists solely of 40,000,000 RMB, of which 40,000,000 shares are issued and outstanding. All of the issued and outstanding shares of Zhongke are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Zhongke or Success to issue or to transfer from treasury any additional shares of its capital stock of any class. Zhongke and/ or QY and or Success shall furnish a legal opinion to Nevada Zhongke to the effect that/natural persons own 100% of Success's shares: NIE PINGJUN owning 55%* LI PING 15%*WANG SHENGLI 17%*LI HUA2%*CHEN MIN1%* AO Jiang Feng 10%*

There is no other outstanding capital stock, warrants and options as of the date of the Agreement. All of the outstanding shares of capital stock of Zhongke and/ or QY and /or Success are validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by applicable securities laws.

       SECTION 2.3 SUBSIDIARIES. Zhongke has no subsidiaries other than QY and Zhongke.
        .
       SECTION 2.4 AUTHORITY. The Board of Directors of Success have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Success have full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Success and is enforceable in accordance with its terms and conditions. All shareholder approval and corporate action on the part of Success necessary for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been or will be taken prior to the Closing date. This Agreement is a legal, valid and binding agreement of Success, enforceable in accordance with their terms. The execution, delivery and performance by Success of this Agreement and the sale of Success shares will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which Success, Success is subject, or any Charter or Bylaws of Success, or any Contractual Obligation to which Success is a party or by which Success is bound.

       SECTION 2.5  CORPORATE  POWER.   Success has  all  necessary  power  and
authority to enter into and perform this Agreement and to sell the Success shares hereunder. Success has all necessary power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. QY, Zhongke have taken all action necessary to authorize this Agreement and the sale of the Success shares to be sold hereunder. The execution and delivery of this Agreement by Success and the performance by Success of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Success is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Success; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Success ,Zhongke and QY.

       SECTION 2.6  DIRECTORS AND OFFICERS.   The  names   and  titles  of  all
directors and officers of Success as of the date of this Agreement are:

                    Chair                            Ao  Jiang Feng
                    CEO                              Ao Jiang Feng


       SECTION 2.7 FINANCIAL STATEMENTS.Success shall furnish, upon request, Zhongke's unaudited financial statements for the years ended June 30, 2007and 2008. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the periods indicated, and fairly present the financial position as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated. Success has engaged auditors approved by the Public Company Accounting Oversight Board (PCAOB) and has furnished a copy of the engagement letter to Nevada Zhongke.

       SECTION 2.8 ABSENCE OF CHANGES. Since the date of Success's most recent financial statements, there have not been any undisclosed changes in the financial condition or operations of Success, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

       SECTION 2.9 ABSENCE OF UNDISCLOSED LIABILITIES.As of the date of Success's most recent balance sheet, Success did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

       SECTION 2.10 TAX RETURNS. Within the times and in the manner prescribed by law, Success has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable except for those for which returns are not yet due. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Success ,Zhongke and QY.

       SECTION 2.11 INVESTIGATION OF FINANCIAL CONDITION.Without in any manner reducing or otherwise mitigating the representations contained herein, Nevada Zhongke and its legal counsel and accountants shall have the opportunity to meet with Success's legal counsel and accountants to discuss the financial condition of Success. Success shall make available to Nevada Zhongke all books and records of Success , Zhongke, QY.

       SECTION 2.12 PATENTS, TRADE NAMES AND RIGHTS. To the best of its knowledge, Success is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to patents, trade names and rights.

       SECTION 2.13 COMPLIANCE WITH LAWS. Success has complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, and to the knowledge of the officers of Success, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

       SECTION 2.14 LITIGATION. Success is not a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Success, threatened against or affecting Success , Zhongke or QY or its business, assets or financial condition. Success, Zhongke and QY are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Success is not engaged in any material lawsuits to recover monies due it.

       SECTION 2.15 FULL DISCLOSURE. None of the representations and warranties made by Success herein or in any exhibit, certificate or memorandum furnished or to be furnished by Success, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

       SECTION 2.16 ASSETS. Success has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in the financial statements.

       SECTION 2.17 MATERIAL CONTRACTS. Success has no material contracts other than distribution agreements, except as set forth on the financial statements or schedules herein.

       SECTION 2.18 INDEMNIFICATION OF OFFICERS AND DIRECTORS.The       parties
acknowledge and agree that prior to execution of this Agreement, each party had separately adopted resolutions and bylaws affording indemnification, to the fullest extent permitted by law, of all officers, directors, promoters, attorneys and other responsible persons, past or present for liability, which arises out of or pertains to any non-intentional action or omission taken in good faith while serving in such capacity on behalf of the Corporation. The parties hereby agree that each shall, to the fullest extent permitted by law, retain and maintain such indemnification provisions with respect to its officers and directors and that each party shall hereafter continuously maintain the fullest indemnification of officers and directors as permitted by law.

       SECTION 2.19 GENERAL. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance and Success shall have received copies of all documents, including records of corporate proceedings and officers' certificates, which they may have reasonably requested in connection therewith. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Parties on or prior to the Closing shall have been performed or complied with and Success shall not be in default in the performance of or compliance with any provisions of this Agreement. Success shall have delivered to Nevada Zhongke an Officer's Certificate from the chief executive officer or chief financial officer or acceptable agent thereof, dated the date of the Closing date, certifying to all representations and warranties required by this Agreement.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF NEVADA ZHONGKE

Nevada Zhongke represents and warrants to Success,  Zhongke and QY that:

       SECTION 3.1 ORGANIZATION.Nevada Zhongke is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

       SECTION 3.2 CAPITAL. The capital stock of Nevada Zhongke consists of common voting stock, preferred stock and options to purchase stock. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements, commitments or obligations of Nevada Zhongke to issue or to transfer from treasury any additional shares of its capital stock of any class, except as set forth in
Section 3.2. .


       (a)   Common  Stock.  The  authorized  capital  stock  of Nevada Zhongke consists of 70,000,000 shares of common stock, $0.01 par value of which approximately 1,000 shares of common stock are currently issued and outstanding.

       (b) Preferred Stock. The Company has also authorized 4,000,000 shares of Preferred Stock and no shares of Preferred Stock are issued or outstanding.

       SECTION 3.3 SUBSIDIARIES.Nevada Zhongke has no other subsidiaries and does not own any interest in any other enterprise.

       SECTION 3.4  DIRECTORS AND OFFICERS.   The  names   and  titles  of  all
directors and officers of Nevada Zhongke as of the date of this Agreement and to be appointed contemporaneously with the exchange are:




Chen Min                                      CEO, President and Director


Nie Pingjun                                   Chairman of the Board


Qiang Juzhen                                  CFO


Pan Yi                                        Chief Scientist


Dr. Lu Jinying                                Chief Scientist


Shu Jinsheng                                  Chief Scientist


Ming Zhang                                    Secretary


Xing Hongyi                                   Cultivation Manager



       SECTION 3.5 FINANCIAL STATEMENTS.Success has been furnished with complete and correct copies of the following financial statements of Nevada Zhongke (the "Nevada Zhongke Financial Statements"): (a) the audited balance sheet of Nevada Zhongke as of December 31, 2008 (or later date) and the respective related consolidated statements of income, retained earnings and cash flows for the twelve month period then ended, and (b) the audited consolidated balance sheet of Nevada Zhongke as of December 31 2008 together with the related consolidated statements of operations, retained earnings and cash flows for the twelve month period then ended. The Nevada Zhongke Financial Statements have been prepared in accordance with GAAP consistently applied and fairly and accurately present the financial condition of Nevada Zhongke at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of Nevada Zhongke are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to Nevada Zhongke the conduct of its business and accurately present and reflect all of the transactions described therein.

       SECTION 3.6 CHANGES IN FINANCIAL CONDITION. Since the Balance Sheet Date, there have occurred no events or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Nevada Zhongke has not (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, not in the ordinary and usual course of business and consistent with past practice, other than as specifically contemplated by this Agreement.

       SECTION 3.7 ABSENCE OF UNDISCLOSED LIABILITIES.As of the closing date Nevada Zhongke does not have any liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Distribution of Proceeds contained in Article I. Nevada Zhongke (i) does not have any outstanding indebtedness for borrowed money or for any other purpose and (ii) except as reflected, is not a guarantor or otherwise contingently liable on such indebtedness of any other Person. At closing Nevada Zhongke shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

       SECTION 3.8 TAX RETURNS. At all times that the Company had operations, Nevada Zhongke filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct. Nevada Zhongke has paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. No tax returns were filed for the years 1999 to the present. Nevada Zhongke has no knowledge of any material additional assessments or any basis therefore. Nevada Zhongke has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected and has paid over such amounts to the appropriate taxing authorities. There are no present disputes as to taxes of any nature payable to Nevada Zhongke and the Company has no actual knowledge or notice of any returns due or any unpaid tax, lien, claim of lien, penalty, interest, assessment or charge by a taxing authority .Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by Nevada Zhongke.

       SECTION 3.9 INVESTIGATION OF FINANCIAL CONDITION.Without in any manner reducing or otherwise mitigating the representations contained herein, Success and its legal counsel and accountants shall have the opportunity to meet with Nevada Zhongke's legal counsel and accountants to discuss the financial condition of Nevada Zhongke. Nevada Zhongke shall make available to Success all books and records of Nevada Zhongke.

       SECTION 3.10 PATENTS, TRADE NAMES AND RIGHTS. To the best of its knowledge, Nevada Zhongke is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

       SECTION 3.12 LITIGATION. Nevada Zhongke is not now a named or threatened party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Nevada Zhongke threatened against or affecting Nevada Zhongke or its business, assets or financial condition. Nevada Zhongke is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Nevada Zhongke is not engaged in any material lawsuits to recover monies due it. no litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator or, to Nevada Zhongke's knowledge, threatened (nor to Nevada Zhongke's knowledge, does any basis exist therefore) against Nevada Zhongke or, to Nevada Zhongke's knowledge, any officer of Nevada Zhongke, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks equitable relief, rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

       SECTION 3.13 AUTHORITY. The Board of Directors of Nevada Zhongke has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Nevada Zhongke has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Nevada Zhongke and is enforceable in accordance with its terms and conditions. As of the Closing, the Shareholders shall have approved this Agreement and the transactions described herein as required by Nevada law. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by Success from any third party shall have been obtained by Success. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Nevada Zhongke Stock and the sale of Success Stock pursuant to this Agreement shall have been duly obtained and shall be in full force and effect. No additional consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection any Nevada Zhongke Parties' execution or delivery of valid stock certificates or other performance of the this Agreements or the offer, issue or sale of the Nevada Zhongke Stock by Shareholders or the consummation of any other transaction pursuant to this Agreement on the part of any Nevada Zhongke Party, except for filings under applicable federal securities or blue sky laws.

       SECTION 3.14 ABILITY TO CARRY OUT OPERATIONS. Nevada  Zhongke   has   no
operations.

       SECTION 3.15 FULL DISCLOSURE. None of the representations and warranties made by Nevada Zhongke herein or in any exhibit, certificate or memorandum furnished or to be furnished by Nevada Zhongke or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading...

       SECTION 3.16 ASSETS.Nevada Zhongke has no assets or liabilities.

       SECTION 3.17MATERIAL CONTRACTS. Except as set forth on Schedule 3.17, Nevada Zhongke has no material contracts with any other party and no other agreement shall be breached by the entry of this Acquisition Agreement

       SECTION 3.18MARKET FOR COMPANY STOCK. Nevada Zhongke has been advised that at least three (3) NASD members presently make markets in the Company's common stock as of the date of closing pursuant to the Rules and regulations of the NASD. The Company's stock has been given the symbol "Nevada Zhongke" and is eligible for continued trading on the pink sheets bulletin board. While the Company has no arrangements or understanding with any market maker to make or maintain any market, the Company has no knowledge of any intention to terminate making markets in the securities by any of its present market makers.


                                  ARTICLE IV

                      EXCHANGE PROCEDURE AND OTHER CONSIDERATION

       SECTION 4.1 NEVADA ZHONGKE'S DELIVERY OF THE SHARES. On the Closing Date, Nevada Zhongke will cause the transfer agent to deliver to Success stock certificates and suitable stock powers in form acceptable to Success's attorney or other instruction required for the issuance of the Shares to Success or Success's designees on a "payment versus delivery" basis. If necessary, after the sale closes the Nevada Zhongke will also execute such other certificates or other documents reasonably necessary to confirm the sale, enter the shares on the transfer ledger of Nevada Zhongke and transfer the Shares to Success.

       SECTION 4.2 SUCCESS'S DELIVERY OF PURCHASE PRICE. Delivery of the Purchase Price by Success shall be deemed completed upon receipt by the Escrow Agent of the purchase price. On the Closing Date, Escrow Agent will deliver a bank wire, bank draft or official check in an amount equal to the balance of the Purchase Price to Nevada Zhongke upon receipt of the securities from Nevada Zhongke and shall exchange the payment for the delivery upon confirmation of the parties.

       SECTION 4.3 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

       a. By Success if the due diligence examination of Nevada Zhongke, its corporate books and records, shareholder lists and certifications, market for its securities or its financial condition, in the opinion of Success's counsel, materially differ from the representations contained herein; if the consummation of the Agreement would be deemed unlawful, or if there is a material change prior to closing;

       b. by either Nevada Zhongke or Success if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the nonbreaching party of such failure to comply;

       c. by either Nevada Zhongke or Success if there has been (i) a breach by the other party (in the case of Success, including any breach by Nevada Zhongke) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Success, including any breach by Nevada Zhongke) of any representation or warranty, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the nonbreaching party of written notice of the breach;

       d. by Nevada Zhongke or Success if the transactions contemplated by this Agreement have not been effected on or prior to the Closing Date;

             (i) by Nevada Zhongke or Success if any court or other Governmental Body having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Exchange and such order, decree, ruling or other action shall have become final and nonappealable.

             (ii)     provided,  however,  that  the  right  to  terminate this
                    Agreement pursuant to this shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the sale of the Assets to have occurred on or prior to the aforesaid date The right of any party hereto to terminate this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective

       SECTION 4.4   TERMINATION. EFFECT OF TERMINATION

         In the event of termination of this Agreement by either Nevada Zhongke and Success , as provided in this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of Nevada Zhongke, Nevada Zhongke and Success or their respective officers or directors; provided, however, that nothing contained in this Agreement shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

       At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE V
                                    CLOSING

       SECTION 5.1 CONDITIONS TO CLOSING. Success's obligation to purchase and pay for the Shares is subject to the fulfillment, prior to or at the closing, of the conditions specified in Nevada Zhongke's Covenants, Representations, and Warranties and the due diligence examination of Success.

       SECTION 5.2 CLOSING. The Closing of this transaction shall be held at the offices of Charles W. Barkley, 6201 Fairview Road, Suite 200, Charlotte, NC 28210 as specified in Article I or other location agreed to by the parties. At the closing:

             (a)Nevada   Zhongke   shall   deliver   to   Success  certificates
                representing  the exchanged shares of common voting stock ;

             (b)Nevada Zhongke shall deliver (i) an officer's  certificate from
                Nevada Zhongke dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Nevada Zhongke are true and correct as of, or have been fully performed and complied with by, the Closing Date and (ii) the legal opinion of its counsel in form acceptable to Success, and (iii) there are no liabilities of the Company and (iv) Nevada Zhongke's company minute book, seal or chops and records of minutes of meeting of boards. Nevada Zhongke shall deliver a signed consent and/or Minutes of the Meetings of the Board of Directors of Nevada Zhongke approving this Agreement.

             (c)Such other instruments, documents and certificates, if any,  as are required to be delivered pursuant to the provisions of this Agreement shall have been duly authorized, executed and delivered by the parties thereto and a copy of such executed instruments, documents and certificates shall have been delivered to both Nevada Zhongke and Success.

             (d)The   Nevada   Zhongke   shall   issue   new  restricted  stock
                certificates representing the Shares to be issued and sold to Success along with stock powers that shall be signed with medallion stamp guarantees. The certificates shall be in form suitable to the Company's transfer agent and acceptable to Success's counsel.


       SECTION 5.3 EVENTS SUBSEQUENT TO CLOSING. Subsequent to the Closing, the capitalization of Nevada Zhongke may be restructured by reverse splits, conversion of preferred shares to common shares or otherwise to reflect the intended capitalization. Further, Nevada Zhongke shall be available to assist in the change of corporate name, CUSIP number, confirmation of transfer agent and registrar or change of transfer agent, update information on the Pink Sheets, and other ministerial matters necessary to disclose and effect the change of control.


                                  ARTICLE VI
                                MISCELLENANEOUS

       SECTION 6.1 NOTICES. Any notices or other communications required or permitted by this agreement shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by post, fax, e-mail or prepaid telegram addressed to the addresses set forth above in this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

                          Zhongke Biotec Agriculture (USA) Company
                          c/o Chen Min, CEO
                          Dukang Group
                          Van Metropolis A-28F
                          Tang Yan Road 35#
                          Xian City, Shaanxi Province, China 710065

                          Success Mater Investment, Ltd.
                          Room 706, 7/F. Victory House, 93-103, Wing lock Street, Sheung Wan, Hong Kong

                          Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.
                          c/o Ao Jiangfeng
                          Shengnong Road 16# Chuangye Mansion
                          Yanglin Representative Rea,
                          Shaanxi Province, PRC

                          Copies to: Charles W. Barkley. Attorney
                          6201 Fairview Road, Suite 200
                          Charlotte, NC  28210


       SECTION 6.2 ATTORNEYS' FEES. Each party will be responsible for their own attorney's fees.

       SECTION 6.3 CONFIDENTIALITY. Each party agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

       SECTION 6.4 THIRD PARTY BENEFICIARIES.This contract is between Nevada Zhongke and Success, and the Company may be a third party beneficiary of this Agreement. Except for the shareholders of the Company and as specifically provided, no other person or entity shall be deemed to be a third party beneficiary of this Agreement. Additionally, relating to this transaction, Nevada Zhongke owes no duty to anyone other than Success, at any time or for any reason.

       SECTION 6.5 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth in this document. This Agreement may not be amended or modified, except by a written agreement signed by all parties.

       SECTION 6.6 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated the applicable statute of limitations.

       SECTION 6.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

       SECTION 6.8 AMENDMENT OR WAIVER. Every right and remedy provided by this agreement shall be cumulative with every other right and remedy conferred at law or in equity, and may be enforced concurrently. No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default arising at any time. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties, with respect to any of its terms, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

       SECTION 6.9 EXPENSES. Each party shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

       SECTION 6.10 HEADINGS;  CONTEXT.  The   headings  of  the  sections  and
paragraphs contained in this Agreement are for convenience of reference only and in no way modify, interpret or construe the meaning of this Agreement.

       SECTION 6.11 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties and their permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party.

       SECTION 6.12 SEVERABILITY.In the event that any particular provision or provisions of this Agreement shall for any reason be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties.

       SECTION 6.13 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party, regardless of who drafted or was principally responsible for drafting the Agreement or its terms or conditions.

       SECTION 6.14 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all its terms and conditions; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

       SECTION 6.15 FURTHER ASSURANCES, COOPERATION. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement. The parties agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

       SECTION 6.16 GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws.

                                  ARTICLE VII
                                INDEMNIFICATION

       SECTION 7.1 INDEMNIFICATION BY NEVADA ZHONGKE. Notwithstanding any other provisions of this Agreement and subject to the terms and conditions of this Article V, Nevada Zhongke agrees to indemnify, defend and hold harmless Success, any of Success's subsidiaries or affiliates, including Company and any Subsidiaries, and their successors, officers, directors and controlling persons (the "Success Group"), at any time after the Closing Date, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses, which were reasonably incurred or imposed upon Success Group or any of its members, net of any insurance proceeds received by any member of Success Group for such demands, asserted against or incurred by any member of the Success Group directly or indirectly, by reason of or resulting from any misrepresentation, breach of any warranty or nonperformance or breach of any covenant, obligation or agreement of Nevada Zhongke or Company contained in or made pursuant to this Agreement or any statement contained in any certificate or document furnished to Nevada Zhongke pursuant to this Agreement, or any facts or circumstances constituting such a breach.

AGREED AND ACCEPTED as of the date first above written.

        (Signatures on Next Page)

Confirmed and Amended on February 3, 2009

                          ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY


                          By: /s/ CHEN MIN
			      -------------
                              CHEN MIN, CEO


                          SUCCESS MATER INVESTMENT LIMITED


                          By: /s/ AO JIANGFENG
			      ----------------
                              AO JIANGFENG, PRESIDENT

                          SHAANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.


                          By: /s/ AO JIANGFENG
			      ----------------
                              AO JIANGFENG, PRESIDENT


                          SHAANXI QIN YUAN AGRICULTURE SCIENTIFIC DEVELOPMENT LIMITED


                          By: /s/ AO JIANGFENG
			      ----------------
                              AO JIANGFENG, PRESIDENT